UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2005

American Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19364 (Commission File Number)	62-1117144 (I.R.S. Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

        Registrant’s telephone number, including area code: (615) 665-1122

        (Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure

Item 9.01 Financial Statements and Exhibits

Signature

Exhibit Index

Ex-99.1 Press Release

Item 7.01 Regulation FD Disclosure.

      On January 4, 2005, American Healthways, Inc. announced that it will participate in two upcoming investor conferences. Ben R. Leedle Jr., the Company’s president and chief executive officer, will present at both conferences. He will present at the 23rd Annual JP Morgan Healthcare Conference on Monday, January 10 at 6:30 p.m. Eastern and at the Piper Jaffray 17th Annual Health Care Conference on Thursday, January 27 at 8:30 a.m. Eastern. The presentations will be broadcast online and available for replay at www.americanhealthways.com. A copy of the press release issued on January 4, 2005 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

       (c)  Exhibits

Exhibit 99.1 Press Release.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

American Healthways, Inc. /s/ Mary A. Chaput Mary A. Chaput Chief Financial Officer

      Date: January 4, 2005

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated January 4, 2005